EXHIBIT 4.12

                    AMENDMENT NO. 1 TO OUTSOURCING AGREEMENT

This AMENDMENT NO. 1 TO OUTSOURCING AGREEMENT (this "AGREEMENT"), entered into as of the __ day of April, 2005 by and among ONE SOFTWARE TECHNOLOGIES (O.S.T.) LTD., a company organized and existing under the laws of the State of Israel and/or any of its wholly owned subsidiaries ("CONTRACTOR"); ATTUNITY SOFTWARE SERVICES (1991) LTD. (a/k/a "Meyad") and ATTUNITY ISRAEL (1992) LTD., each a company organized and existing under the laws of the State of Israel (collectively, the "COMPANY").

                                   WITNESSETH:

WHEREAS, the parties entered into an Outsourcing Agreement, dated November 7, 2004 (the "OUTSOURCING AGREEMENT"), pursuant to which Contractor agreed to provide certain outsourcing services to the Company; and

WHEREAS, the parties wish to amend the Outsourcing Agreement;

NOW THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Section 4.1 of the Outsourcing Agreement is hereby amended to read, wherever the word "Services" is used, "Services (excluding the Services as defined under that Purchase Agreement and Addendum, entered between the parties on April __, 2005)".

2. Sections 8.1.1 and 8.2 of the Outsourcing Agreement are hereby deleted and canceled.

3. Section 12.15 of the Outsourcing Agreement shall be amended to read US$500,000 (instead of US$1,000,000).

4. Except as otherwise stated in this Agreement, all terms and conditions of the Outsourcing Agreement shall continue in full force and effect.

5. This Agreement may be executed by the parties hereto in two or more separate counterparts, including by facsimile transmission, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.



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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



ATTUNITY SOFTWARE SERVICES (1991) LTD.   ONE SOFTWARE TECHNOLOGIES (O.S.T.) LTD.

BY: _________________________________    BY: __________________________________

NAME: _______________________________    NAME: ________________________________

TITLE: ______________________________    TITLE: _______________________________



ATTUNITY ISRAEL (1992) LTD.

BY: _______________________

NAME: _____________________

TITLE: ____________________



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